UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2013

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12002 Airport Way, Broomfield, Colorado		80021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 635-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 10, 2013, The WhiteWave Foods Company ("WhiteWave") issued a press release announcing that it had established a record date and a meeting date for a special meeting of stockholders to consider and vote upon a proposal to approve the conversion of all outstanding shares of WhiteWave's Class B common stock into shares of WhiteWave's Class A common stock. The special meeting will be held on Tuesday, September 24, 2013. WhiteWave stockholders of record at the close of business on Friday, August 16, 2013, will be entitled to notice of and to vote at the special meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on the proposal. WhiteWave's press release is filed as Exhibit 99 to this Current Report on Form 8-K.

This Current Report on Form 8-K is not a solicitation. WhiteWave will make available to all stockholders of record important information about the special meeting and the matters to be considered at the special meeting. Stockholders are urged to review that information in its entirety when it becomes available.

Item 9.01 Financial Statements and Exhibits.

Press release dated June 10, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

June 10, 2013	By:	Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release dated June 10, 2013